                                                                     EXHIBIT 3.3

                            File Number 5398-538-6

                               STATE OF ILLINOIS
                       OFFICE OF THE SECRETARY OF STATE

To all to whom these Presents Shall Come, Greeting:

I, Jesse White, Secretary of State of the State of Illinois, do hereby certify that THE BEDDING EXPERTS, INC., A DOMESTIC CORPORATION, INCORPORATED UNDER THE LAWS OF THIS STATE SEPTEMBER 18, 1985, APPEARS TO HAVE COMPLIED WITH ALL THE PROVISIONS OF THE BUSINESS CORPORATION ACT OF THIS STATE RELATING TO THE FILING OF ANNUAL REPORTS AND PAYMENT OF FRANCHISE TAXES, AND AS OF THIS DATE, IS IN GOOD STANDING AS A DOMESTIC CORPORATION IN THE STATE OF ILLINOIS.

In Testimony Whereof, I, hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, this 22ND day of JULY A.D. 1999.

                                                 /s/  Jesse White
                                                 -------------------------------
                                                 Secretary of State

                            File Number 5398-538-6

                               STATE OF ILLINOIS
                       OFFICE OF THE SECRETARY OF STATE

Whereas, ARTICLES OF INCORPORATION OF THE BEDDING EXPERTS, INC. INCORPORATED UNDER THE LAW OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

NOW, THEREFORE, I, Jim Edgar, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 18th day of September AD 1985 and of the Independence of the United States the two hundred and 10th.

                                                 /s/ Jim Edgar
                                                 -------------------------------
                                                 Secretary of State

BCA 2.[??] Rev. July 1984
[Illinois Form of Articles of Incorporation]


Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE:  The name of the corporation is THE BEDDING EXPERTS, INC.
                                             -------------------------

ARTICLE TWO: The name and address of the initial registered agent and its registered office are: (Registered Agent) Salvatore Joseph LaBarbera
                                          --------------------------
(Registered Office)  1102 Morse Avenue, Schaumburg 60193 Cook (County)
                     -------------------------------------------------

ARTICLE THREE:  The purpose or purposes for which the corp is organized are:

To conduct the sale and purchase of bedding products including mattresses, box
------------------------------------------------------------------------------
springs, frames, head boards, bedroom furniture, bedding related materials and
------------------------------------------------------------------------------
products and to perform any and all functions necessary to conduct such a
-------------------------------------------------------------------------
business including the purchase, sale and/or leasing of property and the
------------------------------------------------------------------------
procurement of loans and finances necessary to operate such a business and to
-----------------------------------------------------------------------------
transact any or all lawful purposes for which corporations may be incorporated
------------------------------------------------------------------------------
under the Illinois Business Corporation Act of 1983.
----------------------------------------------------

ARTICLE FOUR: The authorized shares shall be: Class: COMMON  Par Value per
                                                     ------
share: NO PAR  Number of shores authorized:  1,000
       ------                                -----

ARTICLE FIVE: The number of shares to be issued initially, and the consideration to be received by the corporation therefor, are: Class: COMMON,
                                                                      ------
Par Value per share: NO PAR, Number of shares proposed to be issued: 1,000,
                     ------                                          -----
Consideration to be received therefor: $1,000.00.
                                       ---------

ARTICLES SIX THROUGH EIGHT: [no entries]

                     Names and Addresses of Incorporators
                     ------------------------------------

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated: September 18, 1985
Signatures and names:  /s/ Salvatore Joseph LaBarbera
1102 Morris Avenue
Schaumburg, IL 60193

                               STATE OF ILLINOIS
                       OFFICE OF THE SECRETARY OF STATE

Whereas, ARTICLES OF MERGER OF THE BEDDING EXPERTS, INC. INCORPORATED UNDER THE LAW OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

NOW, THEREFORE, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 2nd day of January AD 1998 and of the Independence of the United States the two hundred and 22nd.

                                                 /s/ George H. Ryan
                                                 -------------------------------
                                                 Secretary of State

Form BCA 11.25
Articles of Merger, Consolidation or Exchange
File # D5398-538-6

1. Names of the corporations proposing to merge, and the state or country of their incorporation:

                              State or Country
                                     of
   Name of Corporation         Incorporation      Corporation File No.
-------------------------    ------------------
The Bedding Experts, Inc.         Illinois            D5398-538-6

Bedding Experts Merger            Illinois            5973-039-8
Sub., Inc.

2. The laws of the state or country under which each corporation is incorporated permit such merger, consolidation or exchange.

3. (a) Name of the surviving corporation:  The Bedding Experts, Inc.
                                           -------------------------
(b) it shall be governed by the laws of:  Illinois
                                          --------

4.  Plan of merger is as follows:  See attachment
                                   --------------

5. Plan of merger was approved . . . by written consent of all the shareholders entitled to vote on the action in accordance with (S)7.10 and
(S)11.20.
[X] The Bedding Experts, Inc.
[X] Bedding Experts Merger Sub, Inc.

Items 6 and 7: no entry

8. The undersigned corporations have caused these articles to be signed by their duly authorized officers, each of who affirms under penalties of perjury that the facts stated herein are true.
        THE BEDDING EXPERTS, INC.
        By: Robert J. D'Amico, President
        Attested by: Chris Dantona, Secretary
        BEDDING EXPERTS MERGER SUB, INC.
        By: Troy A. Peery, Jr., President
        Attested by: Paige H. Wilson, Secretary

                                                                       Exhibit A
                                                                       ---------
                                  PLAN OF MERGER

     PLAN OF MERGER approved on December 29, 1997 by The Bedding Experts, Inc., a corporation of the State of Illinois, and approved on January 1, 1998 by Bedding Experts Merger Sub, Inc., a corporation of the State of Illinois.

     1. At the Effective Time, Bedding Experts Merger Sub, Inc. shall, pursuant to the provisions of the Business Corporation Act of 1983 of the State of Illinois, be merged with and into The Bedding Experts, Inc,, which shall be the surviving corporation of the merger and which is sometimes hereinafter referred to as the "Surviving Corporation," and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the Business Corporation Act of 1983 of the State of Illinois. The separate existence of Bedding Experts Merger Sub, Inc. which is sometimes hereinafter referred to as the "Terminating Corporation", shall cease upon said Effective Time in accordance with the provisions of the said Business Corporation Act of 1983 of the State of Illinois.

     2. The Articles of Incorporation of The Bedding Experts, Inc., as in force and effect upon the Effective Time of the merger, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation, until amended and changed in the manner prescribed by the provisions of the Business Corporation Act of 1983 of the State of Illinois.

     3. The bylaws of The Bedding Experts, Inc., as in force and effect upon the Effective Time of the merger, shall be the bylaws of said Surviving Corporation and shall continue in full force and affect [sic] until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the business [sic] Corporation Act of 1993 of the State of Illinois.

     4. The directors and officers in office of the Terminating Corporation upon the effective date of the merger shall become the members of the Board of Directors and the officers of the Surviving Corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the Surviving Corporation.

     5. The Bedding Experts, Inc. currently has 1,000 shares of common stock, no par value, issued and outstanding. Bedding Experts Merger Sub, Inc. currently has 100 shares of common stock issued and outstanding. At the Effective Time,
(a) each issued and outstanding share of the common stock, no par value, of The Bedding Experts, Inc. shall be canceled and convened into the right to receive 2,019.1822312 shares of the common stock of Heilig-Meyers Company, a Virginia corporation, and $0.00286 in cash in lieu of fractional shares, and (b) each issued and outstanding share of the common stock, par value, of Bedding Experts Merger Sub, Inc. shall be canceled and converted into one share of the common stock of the The [sic] Bedding Experts, Inc.

     6. The Plan of Merger herein made and approved shall be submitted to the shareholders of Bedding Experts Merger Sub, Inc. and of The Bedding Experts, Inc. for their approval or rejection in the manner prescribed by the provisions of the Business Corporation Act of 1983 of the State of Illinois.

     7. In the event that the Plan of Merger shall have been approved by the shareholders of Bedding Experts Merger Sub, Inc. and The Bedding Experts, Inc. in the manner prescribed by the provisions of the Business Corporation Act of 1983 of the State of Illinois, The Bedding Experts, Inc. and Bedding Experts Merger Sub, Inc. hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Illinois, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

     8. The Board of Directors and the proper officers of Bedding Experts Merger Sub, Inc. and of The Bedding Experts, Inc., respectively, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put in to effect any of the provisions of this Plan of Merger or of the merger herein provided for.

     9. Notwithstanding the full approval of the merger herein provided for, the merger may be abandoned at any time prior to the filing of the Articles of Merger by the Secretary of State of the State of Illinois in the event that the Board of Directors of The Bedding Experts, Inc. and Bedding Experts Merger Sub, Inc. terminate and abandon the merger.

     10. (a) Shareholders of either the Terminating Corporation or the Surviving Corporation who dissent from the merger shall be entitled, pursuant to Sections 11.65 and 11.70 of the Illinois Business Corporation Act of 1983, to be paid the fair value of their shares upon compliance with the statutory procedures therein.

          (b) The Surviving Corporation agrees to promptly pay to the dissenting Shareholders of either the Terminating Corporation or the Surviving Corporation, if any, the amount, if any, which they shall be entitled to receive and at such time as they are entitled to receive same under the provisions of the BCA.

     11. The merger herein provided for shall become effective in the State of Illinois on the date of issuance of a Certificate of Merger by the Secretary of State of Illinois.

Form BCA-5.1 0
NFP-105.10
(Rev. Jan. 1995)

                              STATEMENT OF CHANGE
                              OF REGISTERED AGENT
                           AND/OR REGISTERED OFFICE

1. CORPORATE NAME:  THE BEDDING EXPERTS, INC.
                    -------------------------
2. STATE OR COUNTRY OF INCORPORATION:  ILLINOIS
                                       --------
3. Name and address of the registered agent and registered office as they appear on the records of the office of the Secretary of State (before change):
Registered Agent SALVATORE J. LABARBERA
                 ----------------------
Registered Office 205 W. RANDOLPH ST. #2222, CHICAGO, IL 60606  COOK (County)
                  -----------------------------------------------------------
4. Name and address of the registered agent and registered office shall be (after all changes herein reported):
Registered Agent Illinois Corporation Service Company
                 ------------------------------------
Registered Office 700 South Second Street, Springfield, Illinois 62704 Sangamon
                  -------------------------------------------------------------
(County)
--------
5. The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.
6. The above change was authorized by: ("X" one box only)
a. [X]  By resolution duly adopted by the board of directors.
b. [_]  By action of the registered agent.
7.
NOTE: When the registered agent changes, the signatures of both president and secretary are required.
7 (If authorized by the board of directors, sign here. See Note 5)
The undersigned corporation has caused this statement to be signed by its duly authorized officers each of whom affirms, under penalties of perjury, that the facts stated herein are true.
Dated 2-26, 1998
      ----------
THE BEDDING EXPERTS, INC.
By: Thomas F. Crump, Vice President - Controller
Attested by: Page H. Wilson, Vice President - Secretary/Treasurer

STATE OF ILLINOIS Office Of the Secretary of State
I hereby certify that this a true and correct copy, consisting of eleven pages,
                                                                  ------
as taken from the original on file in this office.


JESSE WHITE
SECRETARY OF STATE
Dated:  July 22, 1999
By: Michelle Choses